CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated February 26, 2007 on the financial statements of the ThomasLloyd OPTI-flex Fund, an acquired series of the ThomasLloyd Funds, dated as of December 31, 2006 and for the periods indicated therein and to the references to our firm in the prospectus in this Post-Effective Amendment to Catalyst Funds’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

September 24, 2007